EXHIBIT 4.1

URSTADT BIDDLE PROPERTIES INC.
and
COMPUTERSHARE INC.
as Rights Agent
_________________________
Rights Agreement
Dated as of August 13, 2018

SECTION 1.	CERTAIN DEFINITIONS.
SECTION 2.	EFFECTIVENESS OF AGREEMENT; APPOINTMENT OF RIGHTS AGENT
SECTION 3.	ISSUE OF RIGHT CERTIFICATES.
SECTION 4.	FORM OF RIGHT CERTIFICATES.
SECTION 5.	COUNTERSIGNATURE AND REGISTRATION.
SECTION 6.	TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
SECTION 7.	EXERCISE OF RIGHTS; APPLICABLE PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
SECTION 8.	CANCELLATION OF RIGHT CERTIFICATES.
SECTION 9.	RESERVATION AND AVAILABILITY OF SHARES; COVENANTS.
SECTION 10.	PREFERRED SHARES RECORD DATE; ETC.
SECTION 11.	ANTIDILUTION ADJUSTMENTS.
SECTION 12.	CERTIFICATE OF ADJUSTMENTS; WRITTEN NOTICE.
SECTION 13.	CONSOLIDATION, MERGER, SHARE EXCHANGE OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.
SECTION 14.	FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
SECTION 15.	RIGHTS OF ACTION.
SECTION 16.	AGREEMENT OF RIGHT HOLDERS.
SECTION 17.	RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.
SECTION 18.	CONCERNING THE RIGHTS AGENT.
SECTION 19.	MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
SECTION 20.	DUTIES OF RIGHTS AGENT.
SECTION 21.	CHANGE OF RIGHTS AGENT.
SECTION 22.	ISSUANCE OF NEW RIGHT CERTIFICATES.
SECTION 23.	REDEMPTION AND TERMINATION.
SECTION 24.	NOTICE OF PROPOSED ACTIONS.
SECTION 25.	NOTICES.
SECTION 26.	SUPPLEMENTS AND AMENDMENTS.
SECTION 27.	SUCCESSORS.
SECTION 28.	DETERMINATION AND ACTIONS BY THE DIRECTORS; ETC.
SECTION 29.	BENEFITS OF THIS AGREEMENT.
SECTION 30.	GOVERNING LAW.
SECTION 31.	COUNTERPARTS.
SECTION 32.	DESCRIPTIVE HEADINGS.
SECTION 33.	SEVERABILITY.

EXHIBIT A	ARTICLES SUPPLEMENTARY OF SERIES I PARTICIPATING PREFERRED STOCK
EXHIBIT B	ARTICLES SUPPLEMENTARY OF SERIES J PARTICIPATING PREFERRED STOCK
EXHIBIT C	FORM OF RIGHT CERTIFICATE FOR COMMON STOCK RIGHTS
EXHIBIT D	FORM OF RIGHT CERTIFICATE FOR CLASS A COMMON STOCK RIGHTS

RIGHTS AGREEMENT
This RIGHTS AGREEMENT (this "Agreement"), dated as of August 13, 2018, is by and between URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the "Corporation"), and COMPUTERSHARE INC., a Delaware corporation, as successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC) (the "Rights Agent").
W I T N E S S E T H
WHEREAS, the Corporation previously entered into that certain rights agreement, dated as of July 18, 2008 (the "Prior Rights Agreement"), by and between the Corporation and The Bank of New York, as rights agent, to purchase one one-hundredth of a share of the Corporation's Series A Participating Preferred Shares pursuant to which rights (collectively, the "Prior Rights") were issued in respect of, and are currently evidenced by the certificates representing, the shares of the Corporation's Common Stock, par value $.01 per share (the "Original Common Share(s)") and the shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Class A Common Share(s)");
WHEREAS, pursuant to the Prior Rights Agreement, the Prior Rights shall expire at the close of business on November 12, 2018 (the "Current Expiration Date");
WHEREAS, the Board of Directors of the Corporation (the "Board") has authorized the issuance of, and has agreed to issue, (i) one Common Stock Right (as such number may be adjusted in accordance with Sections 11(i) or 11(o) hereof) to purchase one one-hundredth of a share of the Corporation's Series I Participating Preferred Shares in respect of every Original Common Share outstanding as of the close of business on the Current Expiration Date (the "Common Stock Right(s)"), and (ii) one Class A Common Stock Right (as such number may be adjusted in accordance with Sections 11(i) or 11(o) hereof) to purchase one one-hundredth of a share of the Corporation's Series J Participating Preferred Shares in respect of every Class A Common Share outstanding as of the close of business on the Current Expiration Date (the "Class A Common Stock Right(s)", and together with the Common Stock Rights, collectively, the "Rights," and individually, a "Right"), which Common Stock Rights and Class A Common Stock Rights shall initially be evidenced by certificates representing the Original Common Shares and the Class A Common Shares, respectively, and shall be subject to the terms and conditions of this Agreement; and
WHEREAS, the Board has authorized the issuance of, and has agreed to issue, (i) one Common Stock Right (as such number may be adjusted in accordance with Sections 11(i) or 11(o) hereof) for every Original Common Share issued between the Declaration Date (as defined herein) and the Distribution Date (as defined herein), and (ii) one Class A Common Stock Right (as such number may be adjusted in accordance with Sections 11(i) or 11(o) hereof) for every Class A Common Share issued between the Declaration Date and the Distribution Date; and
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
SECTION 1.	CERTAIN DEFINITIONS.
For purposes of this Agreement, the following terms shall have the meanings as indicated below:
(a) The term "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the total combined voting power of the then outstanding Common Shares; but shall not include:
(i)
the Corporation, any Subsidiary of the Corporation, or any employee benefit plan of the Corporation, or any trustee of, or member of a committee having voting or investment power over Common Shares held by any employee benefit plan of the Corporation acting in such capacity;

(ii)
any Person who or which becomes a Beneficial Owner of ten percent (10%) or more of the total combined voting power of the outstanding Common Shares solely as a result of the reduction in Common Shares resulting from an acquisition of Common Shares by the Corporation as approved by the Board, unless and until (a) such Person becomes the Beneficial Owner of any additional Common Shares other than pursuant to a stock dividend, stock split or similar transaction effected by the Corporation in which all of the holders of Original Common Shares or Class A Common Shares, as applicable, are treated equally or (b) any other Person who is a Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person; or

(iii)	any Exempted Person.
(b) Each of the terms "Affiliate" and "Associate" with respect to any Person shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule is in effect on the Declaration Date.
(c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:
(i)
which such Person or any of such Person's Affiliates and Associates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule);

(ii)
which such Person or any of such Person's Affiliates and Associates has (A) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing);

(iii)
which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate of such Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except as provided in clause (B) below) or disposing of any securities of the Corporation; or

(iv)
which is a "derivative security" within the meaning of Rule 16a-1 of the General Rules and Regulations under the Exchange Act (or any successor rule) respecting any other securities, including, without limitation, Original Common Shares and Class A Common Shares.

For purposes of this subsection (c), a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own", (A) securities tendered pursuant to a tender or an exchange offer made by or on behalf of such Person or such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) any security that is the subject of any agreement, arrangement or understanding to vote which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).
(d) The term "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obliged by law or executive order to close.
(e) The term "close of business" on any day shall mean 5:00 P.M., New York City time, on such day; provided, however, that if such day is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(f) The term "Common Shares" shall mean the Original Common Shares and the Class A Common Shares.
(g) The term "Common Stock", when used with respect to any Person other than the Corporation, shall mean the capital stock with the greatest voting power or the equity securities or other equity interests having the power to control or direct the management and affairs of such Person, or if such Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person and which has outstanding Common Stock (or other equity securities).
(h) The term "Common Share Event" shall mean the occurrence of any event described in (I) Section 11(a)(ii) hereof or (II) clauses (a), (b) or (c) of the first sentence of Section 13 hereof.
(i) The term "Continuing Director" shall mean any Director of the Corporation who (i) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person and (ii) either was (A) a member of the Board on the Declaration Date, (B) nominated for his or her initial term of office by a majority of Continuing Directors in office at the time of such nomination or (C) nominated for his or her initial term of office by a majority of the members of the nominating and corporate governance committee who were Continuing Directors in office at the time of such nomination.
(j) The term "Declaration Date" shall mean November 12, 2018 and shall be the effective date of this Agreement.
(k) The term "Director" shall mean any natural Person elected or appointed as a director of the Corporation in accordance with applicable requirements of the Maryland General Corporation Law.
(l) The term "Disqualified Transferee" shall mean any Person who is a transferee of any Rights from an Acquiring Person or an Affiliate or Associate of an Acquiring Person and becomes such a transferee (x) after the occurrence of a Common Share Event or (y) prior to or concurrently with an Acquiring Person becoming such and received such Rights pursuant to a transfer (whether or not for value) (A) from such Acquiring Person to the holders of its Common Stock or other equity securities or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) which a majority of Directors then in office determine is part of a plan, an arrangement or an understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof.
(m) The term "Distribution Date" shall mean the close of business on the date which is the earlier of the tenth (10th) Business Day following (x) a Share Acquisition Date or (y) the Offer Commencement Date.
(n) The term "Exempted Person" shall mean (i) Charles J. Urstadt; (ii) Willing L. Biddle; (iii) any Immediate Relative of Charles J. Urstadt or Willing L. Biddle (defined, in each case, as his respective spouse, any of his children or any of their spouses, any of his grandchildren or any of their spouses); or (iv) any trust, corporation, partnership, limited liability company or other entity or organization controlled by Charles J. Urstadt, Willing L. Biddle or any Immediate Relative of Charles J. Urstadt or Willing L. Biddle or in which Charles J. Urstadt, Willing L. Biddle or any Immediate Relative of Charles J. Urstadt or Willing L. Biddle has any economic, beneficial or other interest.
(o) The term "Offer Commencement Date" shall mean the date of the commencement of a tender or an exchange offer by any Person, other than the Corporation, a Subsidiary of the Corporation or any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or any Exempted Person if, upon consummation thereof, such Person and Affiliates and Associates thereof would be the Beneficial Owner of thirty percent (30%) or more of any of the following:  (i) the Combined voting power of the outstanding Common Shares, (ii) the number of outstanding Original Common Shares or (iii) the number of outstanding Class A Common Shares, in each case including any such date which is after the date of this Agreement and prior to the issuance of the Rights.
(p) The term "Person" shall mean a/an corporation, association, partnership, joint venture, trust, organization, business, limited liability company, individual or government or any governmental agency or political subdivision thereof, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.
(q) The term "Preferred Share(s)" shall mean collectively the Series I Preferred Shares and the Series J Preferred Shares.
(r) The term "Series I Preferred Shares" shall mean the Series I Participating Preferred Shares, par value $.01 per share, of the Corporation, having the rights and preferences set forth in the form of the Articles Supplementary attached hereto as Exhibit A.
(s) The term "Series J Preferred Shares" shall mean the Series J Participating Preferred Shares, par value $.01 per share, of the Corporation, having the rights and preferences set forth in the form of the Articles Supplementary attached hereto as Exhibit B.
(t) The term "Share Acquisition Date" shall mean the first date of public announcement by the Corporation or an Acquiring Person (or an Affiliate or Associate thereof) that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public).
(u) The term "Subsidiary" shall mean any person of which the Corporation (or other specified parent) now or hereafter shall directly, or indirectly through a Subsidiary or Subsidiaries, at the time own at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or hold at least a majority of partnership or similar interests, or be a general partner or managing member.
(v) The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

Term	Definition

"Act"	Section 13
"Agreement"	Preamble
"Applicable Preferred Shares"	Section 4
"Applicable Purchase Price"	Section 4
"Board"Preamble
"Class A Common Shares"	Preamble
"Class A Common Stock Rights"	Preamble
"Class A Common Stock Right
Certificate"	Section 3(a)
"Closing Price"	Section 11(d)
"Common Share Equivalents"	Section 11(a)(iii)
"Common Stock Rights"	Preamble
"Common Stock Right
Certificate"	Section 3(a)
"Corporation"	Preamble
"Current Expiration Date"	Preamble
"current market price"	Section 11(d)
"Current Value"	Section 11(a)(iii)
"Equivalent Preferred Share"	Section 11(b)
"Excess Amount"	Section 11(a)(iii)
"Expiration Date"	Section 7(a)
"Officers' Certificate"	Section 20(b)
"Original Common Shares"	Preamble
"Other Consideration"	Section 6(a)
"Other Person"	Section 13
"Prior Rights"	Preamble
"Prior Rights Agreement"	Preamble
"Redemption Price"	Section 23
"Registered Common Stock"	Section 13
"Right Certificate"	Section 3(a)
"Rights"Preamble	Preamble
"Rights Agents"	Preamble; Section 21
"Series I Purchase Price"	Section 4
"Series J Purchase Price"	Section 4
"Substitution Period"	Section 11(a)(iii)
"Trading Day"	Section 11(d)

SECTION 2.	EFFECTIVENESS OF AGREEMENT; APPOINTMENT OF RIGHTS AGENT
The Corporation and the Rights Agent hereby agree that the effective date of this Agreement shall be the Declaration Date. The Corporation hereby appoints the Rights Agent to act as rights agent for the Corporation in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. With the prior written consent of the Rights Agent, the Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

SECTION 3.	ISSUE OF RIGHT CERTIFICATES.
(a) Until the Distribution Date (i) Common Stock Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Sections 3(b) and 3(c) below) by the certificates representing Original Common Shares registered in the names of the holders thereof (which certificates shall be deemed also to be the certificates for associated Common Stock Rights) and not by separate Right Certificates, (ii) Class A Common Stock Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Sections 3(b) and 3(c) below) by the certificates representing Class A Common Shares registered in the names of the holders thereof (which certificates shall be deemed also to be the certificates for associated Class A Common Stock Rights) and not by separate Right Certificates; (iii) Common Stock Rights associated with any uncertificated Original Common Shares (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Sections 3(b) and 3(c) below) by the registration of such Original Common Shares in the Corporation's share registry in the names of the holders thereof (which registration shall also be deemed to be the registration of ownership of the associated Common Stock Rights) and not by separate Right Certificates; (iv) Class A Common Stock Rights associated with any uncertificated Class A Common Shares (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Sections 3(b) and 3(c) below) by the registration of such Class A Common Shares in the Corporation's share registry in the names of the holders thereof (which registration shall also be deemed to be the registration of ownership of the associated Class A Common Stock Rights); and (v) the Rights will be transferable only in connection with the transfer of the associated Common Shares.
As soon as practicable after the Corporation has notified the Rights Agent of the occurrence of the Distribution Date, the Corporation shall prepare and execute, and the Rights Agent shall countersign and the Corporation shall send or cause to be sent, or, at the Corporation's expense, the Rights Agent shall, if requested to do so by the Corporation and provided with all necessary documentation and information, in form and substance reasonably satisfactory to the Rights Agent, send, by first-class, insured, postage prepaid mail, to each record holder of Original Common Shares and each record holder of Class A Common Shares as of the close of business on the Distribution Date, at the address of each such holder as shown on the register of shares of the Corporation (or the transfer agent or registrar for such shares), (i) in the case of holders of Original Common Shares, a Common Stock right certificate, in substantially the form of Exhibit C attached hereto (a "Common Stock Right Certificate", and collectively, the "Common Stock Right Certificates") and (ii) in the case of holders of Class A Common Shares, a Class A Common Stock right certificate, in substantially the form of Exhibit D attached hereto (a "Class A Common Stock Right Certificate", and collectively, the "Class A Common Stock Right Certificates", and together with the Common Stock Right Certificates, collectively, the "Right Certificates", and individually, each a "Right Certificate"), evidencing that number of Rights to which such holder is entitled to in accordance with the provisions of this Agreement. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Sections 11(i) or 11(o) hereof, at the time of distribution of the Right Certificates, the Corporation shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that the Right Certificates representing only whole numbers of the Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Rights are exercisable only in accordance with the provisions of Section 7 hereof and are redeemable only in accordance with the provisions of Section 23 hereof. The Corporation shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Corporation shall confirm the same in writing within two (2) Business Days. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(b) The Rights shall be issued with respect to all Common Shares issued after the Declaration Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates representing such Common Shares and certificates issued on the transfer of Common Shares after the Declaration Date but prior to the earlier to occur of the dates mentioned in the preceding sentence shall be deemed also to be certificates for the associated Rights, and shall bear the following legend (or a legend substantially in the form thereof):
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in that certain Rights Agreement, by and between the issuer and Computershare Inc. (or any successor Rights Agent), as Rights Agent (the "Rights Agent"), dated as of August 13, 2018, as it may from time to time be amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the executive office of the issuer and the office or offices of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The issuer will mail to the holder of this certificate a copy of the Rights Agreement, without charge, after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, the Rights issued to or held by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as each such term is defined in the Rights Agreement), whether currently held by or on behalf of such Person or by certain subsequent holders, may become null and void.
With respect to certificates representing Common Shares (whether or not such certificates include the foregoing legend), until the earlier of the Distribution Date and the Expiration Date, the Rights associated with Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for the transfer of any such certificates shall also constitute the transfer of the Rights associated with Common Shares represented by such certificate(s).
With respect to any uncertificated Original Common Shares and/or Class A Common Shares, a legend in substantially similar form will be included in a notice to the record holder(s) of such shares, if required in accordance with applicable law. Notwithstanding the provisions of this Section, neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
(c) In addition, the Corporation agrees to issue one Right (as such number may be adjusted in accordance with Sections 11(c) or 11(n) hereof) in conjunction with the issuance of any Common Shares reserved for issuance on the Distribution Date and issued (i) on or after the Distribution Date and (ii) prior to the Expiration Date (such Rights to be issued to the Person to whom such Common Shares are issued).

SECTION 4.	FORM OF RIGHT CERTIFICATES.
The Common Stock Right Certificates and the Class A Right Certificates (and the forms of assignment and the forms of election to purchase and certificate(s) to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibits C and D hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (which shall not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Declaration Date, show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of an Applicable Preferred Share as shall be set forth therein at a price of (i) in the case of Series I Preferred Stock, $85.00 per each one-hundredth of a share (the "Series I Purchase Price"), and (ii) in the case of Series J Preferred Stock, $85.00 per each one-hundredth of a share (the "Series J Purchase Price"), but the amount and type of securities issuable upon the exercise of each Right and the Applicable Purchase Price shall be subject to adjustment as provided herein. The term "Applicable Preferred Share(s)" shall mean (i) with respect to Common Stock Rights, the Series I Preferred Shares, and (ii) with respect to Class A Common Stock Rights, the Series J Preferred Shares. The term "Applicable Purchase Price" shall mean (i) with respect to Common Stock Rights and Series I Preferred Shares, the Series I Purchase Price, and (ii) with respect to Class A Common Stock Rights and Series J Preferred Shares, the Series J Purchase Price.

SECTION 5.	COUNTERSIGNATURE AND REGISTRATION.
(a) The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature,  and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.  In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Corporation, such Right Certificate, nevertheless, may be issued and delivered by the Corporation with the same force and effect as though the person who countersigned such Right Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not so authorized.
(b) Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant documentation and information referred to in Section 3(a) above, the Rights Agent will keep or cause to be kept, at the office or offices of the Rights Agent designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates and the number and type of Rights evidenced on its face by each of the Right Certificates.

SECTION 6.	TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
(a) Subject to the provisions of Sections 4, 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the Expiration Date, any Common Stock Right Certificate or Class A Common Stock Right Certificate may be transferred, split up, combined or exchanged for another Common Stock Right Certificate or Class A Common Stock Right Certificate, respectively, entitling the registered holder to purchase a like number of one one-hundredths of an Applicable Preferred Share (or, following a Common Share Event, Common Shares and/or such other securities, cash or other property as shall be issuable in respect of the Rights in accordance with the terms of this Agreement (such other securities, cash or other property being referred to herein as "Other Consideration")), as the Common Stock Right Certificate or Class A Common Stock Right Certificate, as applicable, surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Common Stock Right Certificate or Class A Common Stock Right Certificate, as the case may be, to be transferred, split up, combined or exchanged with the form of assignment and certificate appropriately completed and executed, at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee (if required) and such other and further documentation as the Corporation or the Rights Agent may reasonably request. The Right Certificates are transferable only on the registry books of the Rights Agent. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder thereof shall, in addition to having complied with any other applicable provisions hereof, have (i) properly completed and duly signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner), any Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation, as the Corporation or the Rights Agent may reasonably request. Thereupon, subject to Section 7(e) hereof, the Rights Agent shall countersign and deliver to the Person entitled thereto a Common Stock Right Certificate(s) or a Class A Common Stock Right Certificate(s), as the case may be, as so requested. The Corporation or the Rights Agent may require payment by the holders of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of the Right Certificates in accordance with Section 9(d) hereof. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement that requires the payment of taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid, and the Rights Agent shall promptly forward any such sum collected by it to the Corporation or to such Persons as the Corporation may specify by written notice.
(b) Subject to the provisions of this Agreement, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, along with such other and further documentation as the Corporation or the Rights Agent may reasonably request and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate and, in any case, upon reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, the Corporation shall execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.	EXERCISE OF RIGHTS; APPLICABLE PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
(a) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and prior to the earliest of (i) the close of business on November 11, 2028 (which date may be extended pursuant to Section 26 hereof) or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such earlier time being herein referred to as the "Expiration Date"). At the Expiration Date, all Rights will be extinguished and all Right Certificates shall become null and void. To exercise the Rights, the registered holder of the Right Certificate evidencing such Rights shall surrender such Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, or by certified check or bank check payable to the order of the Corporation, of the Applicable Purchase Price with respect to the total number of one one-hundredths of an Applicable Preferred Share (or, after a Common Share Event, Common Shares and/or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Corporation all payments of the Applicable Purchase Price received in respect of the Right Certificates accepted for exercise. Notwithstanding anything in this Agreement to the contrary, Class A Common Stock Rights shall in no event entitle the holder thereof to purchase or otherwise acquire Original Common Shares.  Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
(b) The Applicable Purchase Price for each one-hundredth of an Applicable Preferred Share issuable pursuant to the exercise of a Right shall initially be (i) in the case of Series I Preferred Shares, $85.00, and (ii) in the case of Series J Preferred Shares, $85.00, and shall be subject to adjustment as provided in Section 11 hereof and shall be payable in lawful money of the United States of America.
(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing the Rights, with the form of election to purchase and the certificate set forth on the reverse side thereof properly completed and duly executed, accompanied by payment of the Applicable Purchase Price and an amount equal to any applicable transfer tax or evidence satisfactory to the Corporation of payment of such tax, the Rights Agent, subject to Section 7(e), Section 11(a)(iii) and Section 20(k) hereof, shall thereupon promptly (i) if prior to a Common Share Event, requisition from any transfer agent of Preferred Shares (or from the Corporation if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of one one-hundredths of an Applicable Preferred Share to be purchased and the Corporation hereby irrevocably authorizes such transfer agent to comply with any such request, or, if after a Common Share Event, requisition from the appropriate Person required to issue or deliver Common Shares or Other Consideration issuable pursuant to Section 11(a)(ii) or Section 13 hereof certificates evidencing, or other evidence of, such Common Shares or Other Consideration, (ii) after receipt of such certificates or Other Consideration, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iii) when necessary to comply with this Agreement, requisition from the Corporation or other appropriate Person the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof, and when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. After the occurrence of a Common Share Event, the Corporation will make all necessary arrangements so that Common Shares and/or Other Consideration then deliverable in respect of the Rights are available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon an Officers' Certificate from the Corporation to the effect that the Distribution Date has occurred.
(d) Subject to Sections 7(e) and 14 hereof, in case the registered holder of any Right Certificate shall properly exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing the Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Corporation to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Right Certificate or to his/her/its duly authorized assigns.
(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Share Event, any Rights beneficially owned by (i) an Acquiring Person, (ii) an Affiliate or Associate of an Acquiring Person or (iii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of the Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates or Disqualified Transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents the Rights that are or have become null and void pursuant to the provisions of this Section 7(e), and the Right Certificates delivered to the Rights Agent that are or have become null and void pursuant to this Section 7(e) shall be cancelled.
(f) Notwithstanding anything in this Agreement or any Right Certificate to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) properly completed and duly executed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, as the Rights Agent or the Corporation may reasonably request.

SECTION 8.	CANCELLATION OF RIGHT CERTIFICATES.
All Right Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation.

SECTION 9.	RESERVATION AND AVAILABILITY OF SHARES; COVENANTS.
(a) The Corporation covenants and agrees as long as any of the Rights are outstanding, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (or, following the occurrence of a Common Share Event, out of its authorized and unissued shares or similar units of Common Shares and/or other securities, or out of its authorized and issued securities held in its treasury), the number of Preferred Shares (or, following the occurrence of a Common Share Event, shares or units of Common Shares and/or other securities) that, except as provided in Section 11(a)(ii) hereof, would then be sufficient to permit the exercise in full of all of the outstanding Rights.
(b) The Corporation covenants and agrees that on and after the Distribution Date, so long as Preferred Shares (or, following the occurrence of a Common Share Event, Common Shares or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
(c) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that each one one-hundredth of an Applicable Preferred Share (or, following the occurrence of a Common Share Event, each share and/or similar unit of Common Shares or other securities) delivered upon the exercise of the Rights shall, at the time of delivery of the certificates for such shares (or units), subject to the payment of the Applicable Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.
(d) The Corporation further covenants and agrees that it will pay, when due and payable, any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or, following the occurrence of a Common Share Event, any shares and/or similar units of Common Shares or other securities) upon the exercise of the Rights; provided, however, that the Corporation shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of the Right Certificates or in the issuance or delivery of the certificates for any number of one one-hundredths of an Applicable Preferred Share (or, following the occurrence of a Common Share Event, shares and/or similar units of Common Shares or other securities) in a name other than that of the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of an Applicable Preferred Share (and, following the occurrence of a Common Share Event, any shares and/or similar units of Common Shares or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such tax is due.

SECTION 10.	PREFERRED SHARES RECORD DATE; ETC.
Each Person in whose name any certificate for any number of one one-hundredths of an Applicable Preferred Share (or, following the occurrence of a Common Share Event, shares and/or similar units of Common Shares or other securities) is issued upon the exercise of the Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Applicable Preferred Shares (or such shares and/or units of Common Shares or other securities, as the case may be) represented thereby, and such certificate shall be dated, as of the date which is the later of (i) the date upon which the Right Certificate evidencing such Rights was duly surrendered or (ii) the date upon which payment of the  Applicable Purchase Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares (or units) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Corporation are open; and provided, further, that the Corporation covenants and agrees that it shall not close such transfer books for a period exceeding ten (10) consecutive days. Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate evidencing Preferred Shares, Common Shares or other securities shall be dated in accordance with this Section 10), the holder of a Right Certificate, as such, shall not be entitled to any rights of a security holder of the Corporation with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as expressly provided herein.

SECTION 11.	ANTIDILUTION ADJUSTMENTS.
Each Applicable Purchase Price and the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)
(i)
In the event that the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in shares of Preferred Shares of the same series, (B) subdivide the outstanding Preferred Shares, (C) combine outstanding Preferred Shares into a smaller number of shares or (D) issue, change or alter any shares of its stock in a reclassification or recapitalization (including any such reclassification or recapitalization in connection with a consolidation or merger or share exchange in which the Corporation is the continuing or surviving entity), except as otherwise provided in Section 7(e) hereof, then, and in each such case, the Applicable Purchase Price so affected in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of Preferred Shares so affected or other shares of beneficial interests issuable at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or other shares of beneficial interests which, if such Right had been exercised immediately prior to such time and at a time when the Preferred Shares register or other transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)	In the event that
(A)
any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly (1) shall merge into the Corporation or otherwise combine with the Corporation, the Corporation shall be the continuing or surviving entity of such merger or combination and the Common Shares shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Corporation or cash or any other property, (2) shall, in one or more transactions, transfer any assets to the Corporation or any Subsidiary in exchange (in whole or in part) for shares of any class of its equity securities or for securities exercisable for or convertible into shares of any such class or otherwise obtain from the Corporation or any Subsidiary, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all of the holders of such class), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of (in one transaction or a series of transactions), to, from or with the Corporation or any Subsidiary or any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to such plan acting in such capacity, assets including securities on terms and conditions less favorable to the Corporation or such Subsidiary or plan than the Corporation or such Subsidiary or plan would be able to obtain through arm's-length negotiation with an unaffiliated third party (other than pursuant to a transaction set forth in Section 13(a) hereof), (4) shall engage in any transaction with the Corporation or any Subsidiary or plan not in the ordinary course of the Corporation's business involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets having an aggregate fair market value of more than $500,000 (other than pursuant to a transaction set forth in Section 13(a) hereof), (5) shall receive any compensation from the Corporation or any of the Corporation's Subsidiaries other than compensation for employment as a regular employee at rates in accordance with the Corporation's (or such Subsidiary's) past practices or (6) shall receive the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage(s) provided by the Corporation or any of its Subsidiaries or any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to such plan acting in such capacity;

(B)
any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or any Exempted Person), alone or together with its Affiliates or Associates, shall, at any time on or after the Declaration Date, become the Beneficial Owner of ten percent (10%) or more of the total combined voting power of the Common Shares then outstanding other than pursuant to a transaction to which the provisions of Section 13(a) hereof apply; or

(C)
during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any combination thereof), or recapitalization of the Corporation, or any merger or consolidation or share exchange of the Corporation with any of its Subsidiaries, or any repurchase by the Corporation or any of its Subsidiaries of the Common Shares, or any other class or series of securities issued by the Corporation (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Corporation or any of its Subsidiaries which is directly or indirectly beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person;

then, and in each such case, proper provision shall be made so that (i) each holder of a Common Stock Right associated with a share of Original Common Shares, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Series I Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-hundredths of a Series I Preferred Share for which such Common Stock Right was exercisable immediately prior to the occurrence of an event described in this Section 11(a)(ii), such number of Original Common Shares as shall equal the result obtained by (x) multiplying an amount equal to the then current Series I Purchase Price by an amount equal to the number of one one-hundredths of a Series I Preferred Share for which a Common Stock Right was exercisable immediately prior to the first occurrence of any such event, and dividing that product by (y) 50% of the current market price per Original Common Share of the Corporation (as defined in Section 11(d) hereof) determined as of the date of such first occurrence; and (ii) each holder of a Class A Common Stock Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Series J Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-hundredths of a Series J Preferred Share for which such Class A Common Stock Right was exercisable immediately prior to the occurrence of an event described in this Section 11(a)(ii), such number of Class A Common Shares as shall equal the result obtained by (x) multiplying an amount equal to the then current Series J Purchase Price by an amount equal to the number of one one-hundredths of a Series J Preferred Share for which a Class A Common Stock Right was exercisable immediately prior to the first occurrence of any such event, and dividing that product by (y) 50% of the current market price per Class A Common Share of the Corporation (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.
(iii)
In the event that the number of Original Common Shares or Class A Common Shares which are authorized by the Corporation's charter, but not outstanding or reserved for issuance for purposes other than upon the exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, in lieu of issuing Original Common Shares or Class A Common Shares, as applicable, in accordance with Section 11(a)(ii) hereof, the Corporation shall (A) determine an amount (the "Excess Amount") equal to the excess of (1) the value (the "Current Value") of the Original Common Shares or Class A Common Shares, as applicable, issuable upon the exercise of a Right in accordance with Section 11(a)(ii) hereof, over (2) the Applicable Purchase Price and (B) with respect to each Right, make adequate provision to substitute for such Original Common Shares or Class A Common Shares, as applicable, upon the payment of the Applicable Purchase Price, (1) cash, (2) a reduction in the Applicable Purchase Price, (3) Original Common Shares, Class A Common Shares or other equity securities of the Corporation (including, without limitation, shares or units of preferred shares which the Directors of the Corporation have deemed, in good faith, to have the same value as an Original Common Share or a Class A Common Share, as applicable (such preferred shares hereinafter referred to as "Common Share Equivalents")), (4) debt securities of the Corporation, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Directors of the Corporation, in good faith, based upon the advice of a nationally recognized investment banking firm selected by the Directors of the Corporation; provided, however, that subject to the provisions of Section 9(e) hereof, if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Common Share Event, then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring the payment of the Applicable Purchase Price, Original Common Shares or Class A Common Shares, as applicable (to the extent available), and then, if necessary, cash, securities and/or assets which in the aggregate are equal to the Excess Amount. If the Directors of the Corporation shall determine, in good faith, that it is likely that sufficient additional Common Shares could be authorized for issuance upon the exercise in full of the Rights, the 30-day period set forth above may be amended to the extent necessary, but not more than ninety (90) days following the first occurrence of such a Common Share Event, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such 30-day period, as it may be extended to ninety (90) days, is referred to herein as the "Substitution Period"). To the extent that the Corporation determines that some action is to be taken pursuant to the first and/or second sentence(s) of this Section 11(a)(iii), the Corporation (x) shall provide, subject to Section 7(e) hereof, that (except as shall be determined by a majority of the Directors; provided, that if any shareholder action at an annual or a special meeting of the shareholders has been taken to elect a Director or Directors of the Corporation with the result that Continuing Directors do not constitute a majority of the Board, no such exception shall be made by the Directors until the 180th day following the effectiveness of such election) such action shall apply uniformly to all of the outstanding Rights which shall not have become null and void and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement (with simultaneous written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended. The Corporation shall thereafter issue a public announcement (with simultaneous written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of Common Shares shall be the current market price per Common Share (as determined pursuant to Section 11(d) hereof) on the date of the first occurrence of such a Common Share Event.

(b) In the event that the Corporation shall, after the Declaration Date, fix a record date for the issuance of any options, warrants or other rights to all of the holders of Series I Preferred Shares or Series J Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares of the same series (or (i) shares having the same rights, privileges and preferences as the shares of any number of one one-hundredths of a Preferred Share of the same series ("Equivalent Preferred Shares") or (ii) securities convertible into Preferred Shares of the same series (or Equivalent Preferred Shares)), at a purchase price per share of Preferred Shares or Equivalent Preferred Shares (or having a conversion price per Preferred Share or Equivalent Preferred Share, if a security is convertible into Preferred Shares or Equivalent Preferred Shares) less than the current market price per share of Preferred Shares (determined in accordance with Section 11(d) hereof) determined as of such record date, the Applicable Purchase Price to be in effect after such record date shall be determined by multiplying the Applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares so affected outstanding on such record date plus the number of Preferred Shares so affected and/or Equivalent Preferred Shares, which the aggregate minimum offering price of the total number of one one-hundredths of a Preferred Share so affected and/or per Equivalent Preferred Share so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares so affected outstanding on such record date plus the maximum number of additional Preferred Shares so affected and/or Equivalent Preferred Shares so to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Directors of the Corporation (which determination shall be described in an Officers' Certificate filed with the Rights Agent). Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Applicable Purchase Price shall be adjusted to be the Applicable Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).
(c) In the event that the Corporation shall, after the Declaration Date, fix a record date for the making of a distribution to all of the holders of Series I Preferred Shares or Series J Preferred Shares (including any such distribution made in connection with a consolidation or merger or share exchange in which the Corporation is the surviving or continuing entity) of evidences of indebtedness, cash (other than regular quarterly cash dividends), other property (other than a dividend payable in a number of one one-hundredths of a Preferred Share of the same series, but including any dividend payable in shares other than Preferred Shares of the same series) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Applicable Purchase Price to be in effect after such record date shall be determined by multiplying the Applicable Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per Preferred Share so affected (as defined in Section 11(d) hereof) determined as of such record date, less the fair market value, as determined in good faith by the Directors of the Corporation (which determination shall be described in an Officers' Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property and/or such subscription rights or warrants applicable to one Preferred Share so affected, and of which the denominator shall be such current market price per Preferred Share so affected. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Applicable Purchase Price shall again be adjusted to be the Applicable Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).
(d) For the purposes of any computation hereunder, the "current market price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the twenty (20) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current market price per share of such security is determined during a period following or including the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of twenty (20) Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "current market price" shall be the Closing Price of such security on the last day of such twenty (20) Trading Day period. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted price with respect to shares (or units) of such security, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Directors of the Corporation, in good faith; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Directors of the Corporation (which determination shall be described in an Officers' Certificate filed with the Rights Agent); provided, however, that if the Closing Price of a Preferred Share as of any Trading Day cannot be reasonably determined by the foregoing provisions, the "Closing Price" of one one-hundredth of a Preferred Share on such Trading Day shall be the average of the Closing Prices of a Class A Common Share and an Original Common Share on such Trading Day.
(e) No adjustment in the Applicable Purchase Price shall be required, unless adjustment would require an increase or a decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest (x) ten-thousandth of a Common Share or securities other than Preferred Shares or Equivalent Preferred Shares or (y) one-millionth of a Preferred Share or an Equivalent Preferred Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 hereof shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates the adjustment or (ii) the Expiration Date.
(f) In the event that at any time, as a result of an adjustment made in respect of a Common Share Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Shares, thereafter the number of such other shares so receivable upon the exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 11(d) and 13 hereof with respect to Preferred Shares shall apply on like terms to any such other shares.
(g) All Right Certificates originally issued by the Corporation subsequent to any adjustment made to the Applicable Purchase Price hereunder shall evidence the right to purchase, at the adjusted Applicable Purchase Price, the number of one one-hundredths of an Applicable Preferred Share purchasable from time to time hereunder upon the exercise of the Rights represented thereby, all subject to further adjustment as provided herein.
(h) Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Applicable Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Applicable Purchase Price, that number of one one-hundredths of an Applicable Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of an Applicable Preferred Share covered by a Right immediately prior to this adjustment by (y) the Applicable Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Applicable Purchase Price in effect immediately after such adjustment of the Applicable Purchase Price.
(i) The Corporation may elect on or after the date of any adjustment of the Applicable Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of an Applicable Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of an Applicable Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing (x) the Applicable Purchase Price in effect immediately prior to such adjustment by (y) the Applicable Purchase Price in effect immediately after such adjustment of the Applicable Purchase Price. The Corporation shall make a public announcement (with simultaneous written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Applicable Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to the holders of record of the Right Certificates on such record date the Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all of the Rights to which such holders shall be entitled to after such adjustment. The Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Applicable Purchase Price) and shall be registered in the names of the holders of record of the Right Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Applicable Purchase Price or the number of Preferred Shares issuable upon the exercise of such Rights, the Right Certificates theretofore and thereafter issued may continue to express the Applicable Purchase Price per one one-hundredth of an Applicable Preferred Share and such number of one one-hundredths of an Applicable Preferred Share which were expressed in the initial Right Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Applicable Purchase Price below the then par value of the Applicable Preferred Shares times a fraction, the numerator of which is the number of one one-hundredths of an Applicable Preferred Share issuable upon the exercise of the Rights, and the denominator of which is one hundred (100), the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable such number of one one-hundredths of an Applicable Preferred Share at such adjusted Applicable Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Applicable Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a Preferred Share and other securities of the Corporation, if any, issuable upon such exercise over and above the number of one one-hundredths of an Applicable Preferred Share and other shares or securities of the Corporation, if any, issuable upon such exercise on the basis of the Applicable Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Applicable Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Directors acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price thereof, issuance wholly for cash of Preferred Shares or other securities which by their terms are convertible into or exchangeable for Preferred Shares, share dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Corporation to the holders of its Preferred Shares, shall not be taxable to such holders or shall reduce the taxes payable by such holders.
(n) The Corporation covenants and agrees that it shall not at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof), (ii) merge with or into, or consummate a share exchange with, any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets (taken at asset value as stated on the books of the Corporation determined in accordance with generally accepted accounting principles consistently applied) or earning power of the Corporation (on an individual basis) or the Corporation and its Subsidiaries (on a consolidated basis) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(p) hereof), if at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
(o) Anything in this Agreement to the contrary notwithstanding, in the event that the Corporation shall at any time, after the Declaration Date and prior to the Distribution Date, (i) declare a dividend on the outstanding Common Shares payable in Common Shares of the same class, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares or (iv) issue any shares of its stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger or share exchange in which the Corporation is the continuing or surviving entity), the number of Rights associated with each Original Common Share, Class A Common Share or other such shares then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Original Common Share, Class A Common Share or other such shares, as applicable, following any such event shall equal the result obtained by multiplying the number of Rights associated with each Original Common Share or Class A Common Share, as applicable, immediately prior to such event by a fraction, the numerator of which shall be the total number of Original Common Shares or Class A Common Shares, as applicable, outstanding immediately prior to the occurrence of the event, and the denominator of which shall be the total number of Original Common Shares or Class A Common Shares, as applicable, outstanding immediately following the occurrence of such event.
(p) After the Distribution Date, the Corporation shall not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

SECTION 12.	CERTIFICATE OF ADJUSTMENTS; WRITTEN NOTICE.
Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Corporation shall (a) promptly prepare an Officers' Certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such Officers' Certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in conclusively relying on any such Officers' Certificate and on any adjustments or statements therein contained, and shall not be deemed to have knowledge of any such adjustment or event unless and until it shall have actually received such an Officers' Certificate. The Rights Agent shall not be deemed to have knowledge of any announcement (whether or not public) or event pertaining to the Rights unless and until it has actually received written notice thereof from the Corporation.

SECTION 13.	CONSOLIDATION, MERGER, SHARE EXCHANGE OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.
In the event that, following a Share Acquisition Date, directly or indirectly, (a) the Corporation shall consolidate with, or merge with and into, or consummate a share exchange with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof), and the Corporation shall not be the continuing or surviving entity of such consolidation or merger, (b) any Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof) shall consolidate with, or merge with and into or consummate a share exchange with the Corporation, the Corporation shall be the continuing or surviving entity of such consolidation or merger or share exchange and, in connection with such consolidation or merger or share exchange, all or part of the Original Common Shares and/or Class A Common Shares of the Corporation shall be exchanged for, changed or otherwise transformed into or become a right to receive stock or other securities of any other Person or the Corporation or cash or any other property or (c) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of (A) the assets (taken at asset value as stated on the books of the Corporation and determined in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Corporation (on an individual basis) or the Corporation and its Subsidiaries (on a consolidated basis) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(p)), then, from and after such event, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Applicable Purchase Price multiplied by the number of one one-hundredths of an Applicable Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid and non-assessable Common Stock of such other Person (or, in the case of a transaction described in clause (b) above in which no Original Common Shares or Class A Common Shares are changed or otherwise transformed into stock or other securities of any other Person, the Corporation, or, in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of assets or earning power of the Corporation), not subject to any loans, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the Applicable Purchase Price in effect immediately prior to the first occurrence of any Common Share Event by the number of one one-hundredths of an Applicable Preferred Share for which a Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to Section 11(a)(ii) hereof) and dividing that product by (y) 50% of the current market price (as defined in Section 11(d) hereof) per share of Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, share exchange, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, share exchange, sale or transfer, all of the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Share Event under this Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Share Event described in clauses (a), (b) or (c) of this Section 13. In connection with any Common Share Event described in Section 13(a), (b) or (c) hereof involving the Corporation and any other Person, if the Common Stock of such other Person (the "Other Person") is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act ("Registered Common Stock") or the Other Person is not a corporation, then the Rights (in lieu of being exercisable for the Common Stock of the Other Person) shall become exercisable for the Common Stock of one of the following different Persons:
(1) if the Other Person is a direct or an indirect subsidiary of a Person that has Registered Common Stock outstanding, then the Rights shall become exercisable for the Common Stock of such Person;
(2) if the Other Person is a direct or an indirect Subsidiary of a Person (but is not a direct or an indirect Subsidiary of a Person which has Registered Common Stock outstanding), then the Rights shall become exercisable for the Common Stock of the ultimate parent entity of the Other Person;
(3) if the Other Person is directly or indirectly controlled by more than one Person, and one or more of such Persons has Registered Common Stock outstanding, then the Rights shall become exercisable for the Common Stock of whichever of such other Persons is the issuer of Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and
(4) if the Other Person is directly or indirectly controlled by more than one Person, and none of such Persons has Registered Common Stock outstanding, then the Rights shall become exercisable for the Common Stock of whichever ultimate parent entity is the corporation having the greatest stockholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.
The Corporation shall not consummate any such consolidation, merger, share exchange, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Rights in accordance with this Section 13 and (ii) prior thereto, the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Share Event described above in this Section 13 such issuer will (A) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Rights and the securities purchasable upon the exercise of the Rights on an appropriate form, and cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state security or "blue sky" laws and (B) will deliver to the holders of the Rights historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of (i) causing such Person to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Person at less than the then current market price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at less than such then current market price (other than to the holders of the Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of Common Stock of such Person pursuant to the provisions of this Section 13; then, in such event, the Corporation hereby agrees with each holder of the Rights that it shall not consummate any such transaction, unless prior thereto the Corporation and such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision in question shall have been cancelled, waived or amended or that the authorized securities shall be redeemed so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Share Event described in this Section 13 shall occur at any time after the occurrence of a Common Share Event described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.
Once an event that triggers the provision of this Section 13 occurs, the Corporation, as soon as practicable, shall provide the Rights Agent with a certificate stating that the provisions of this Section 13 have been fulfilled. The Rights Agent shall have no obligation to perform under this Section 13 until it receives such certificate and may conclusively rely and be fully protected in conclusively relying upon such certificate of the Corporation stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which in any way alters the rights, obligations, immunities or duties of the Rights Agent.

SECTION 14.	FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
(a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, there may, at the option of the Corporation, be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.
(b) The Corporation shall not be required to issue fractions of shares of its stock upon the exercise of the Rights or to distribute certificates which evidence fractional shares (other than, in each case with respect to Preferred Shares or Equivalent Preferred Shares, fractions which are integral multiples of one one-hundredth of a Preferred Share or an Equivalent Preferred Share, as the case may be). In lieu of fractional shares, there may, at the option of the Corporation, be paid to the registered holders of the Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of its stock. For purposes of this Section 14(b), the current market value of a share of such stock shall be the Closing Price of such shares of stock for the Trading Day immediately prior to the date of such exercise.
(c) The holder of a Right, by the acceptance of such Right(s), expressly waives his/her/its right to receive any fractional Rights or (except as provided in Section 14(b) hereof) any fractional share(s) upon the exercise of a Right.
(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares, unless and until the Rights Agent shall have received such a certificate and sufficient monies.

SECTION 15.	RIGHTS OF ACTION.
Excepting the rights of action given to the Rights Agent hereunder, including Section 18 and Section 20 hereof, all rights of action in respect of this Agreement are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the holder(s) of any other Right(s), may, on his/her/its own behalf and for his/her/its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his/her/its right to exercise the Rights evidenced by such Right Certificate(s) (or, prior to the Distribution Date, the associated Common Shares) in the manner provided in such Right Certificate(s) and in this Agreement, and the Corporation hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the holders of the Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person, subject to this Agreement.

SECTION 16.	AGREEMENT OF RIGHT HOLDERS.
Every holder of a Right by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;
(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;
(c) the Corporation and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates, or, prior to the Distribution Date, the associated Common Shares, made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and
(d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or an administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Corporation must use its best efforts to have any such injunction, order, decree or ruling lifted or otherwise overturned.

SECTION 17.	RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.
No holder, as such, of any Right shall be entitled to vote, receive dividends or otherwise be deemed for any purpose the holder of any securities of the Corporation which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or preemptive rights, or otherwise, until the time as specified in Section 10 hereof.

SECTION 18.	CONCERNING THE RIGHTS AGENT.
The Corporation agrees to pay to the Rights Agent such compensation as shall be agreed upon in writing between the Corporation and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, claim, damage, judgment, fine, penalty, demand, settlement, cost, or expense (including the reasonable fees and expenses of outside legal counsel, and taxes other than taxes based on the income of the Rights Agent), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.
The Rights Agent shall be fully protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any written instruction from the Corporation, Right Certificate, Officer's Certificate or certificate for any number of one one-hundredths of a Preferred Share or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, opinion, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.
The provisions of this Section 18 and Section 20 below shall survive the expiration or termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

SECTION 19.	MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to all or substantially all of the stock transfer or shareholder service business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force as provided in the Right Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force as provided in the Right Certificates and in this Agreement.

SECTION 20.	DUTIES OF RIGHTS AGENT.
The Rights Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:
(a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by the Chairman of the Corporation, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent, provided, however, that so long as any Person is an Acquiring Person hereunder, such Officers' Certificate shall be signed and delivered by a majority of the Directors; and such Officers' Certificate shall be full and complete authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.
(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Corporation to the Rights Agent.
(d) The Rights Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except for its countersignature on such Right Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.
(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except for the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except for its countersignature thereof); nor shall it be liable or responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or liable or responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedures (except with respect to the exercise of the Rights evidenced by the Right Certificates after the Rights Agent's actual receipt of an Officers' Certificate describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any number of one one-hundredths of a Preferred Share, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be liable or responsible for the legality of the terms hereof in its capacity as an administrative agent.
(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Corporation, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered to be taken by it in good faith in accordance with such advice or instructions of any such officer. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing, any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date any such officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received in response to such application written instructions from the Corporation specifying the action to be taken or omitted.
(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other entity.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection thereof.
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.
(l) In addition to the foregoing, the Rights Agent shall be fully protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto, unless the Rights Agent shall have actual knowledge that, as executed, such certification is in fact untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.
(m) The Corporation agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

SECTION 21.	CHANGE OF RIGHTS AGENT.
The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to each transfer agent of the Preferred Shares and the Common Shares by trackable mail, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Corporation. In the event that the transfer agency relationship in effect as of the date of this Agreement between the Corporation and Computershare Inc. terminates (and is not assumed by an Affiliate of Computershare Inc.), Computershare Inc. will be deemed to have resigned as Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Corporation shall be responsible for sending any required notice. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Rights Agent or the registered holder of any Right Certificate may apply, at the expense of the Corporation, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be an entity organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder service powers and is subject to supervision or examination by federal or state authority or authorities and which has, along with its Affiliates, at the time of its appointment as Rights Agent, a combined capital and surplus of at least fifty million dollars ($50,000,000). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the "Rights Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.	ISSUANCE OF NEW RIGHT CERTIFICATES.
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Directors of the Corporation to reflect any adjustment or change in the Applicable Purchase Price per share and the number or kind or class of shares of stock or beneficial interests or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

SECTION 23.	REDEMPTION AND TERMINATION.
(a) The Directors then in office may, at any time prior to the earlier of (i) the close of business on the tenth (10th) Business Day following the date any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, any Exempted Person or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates shall, at any time on or after the Declaration Date, become the Beneficial Owner of ten percent (10%) or more of the total combined voting power of the Common Shares then outstanding, or (ii) the Expiration Date, at their option, upon the affirmative vote or written consent of not less than a majority of such Directors, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any share split, share dividend, combination of Common Shares or similar transaction occurring after the Declaration Date (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if the Corporation is then restricted or prohibited from paying the Redemption Price in cash, then the Corporation may, at its option, pay the Redemption Price by delivery of such other consideration, including, without limitation, Common Shares or units of Common Shares and/or other securities, or other property or assets of the Corporation, or a combination thereof, as a majority of the Directors determine, in their sole discretion, to be a fair and an equivalent Redemption Price, which determination shall be final and binding. Immediately upon the taking of such action ordering the redemption of all of the Rights, written evidence of which shall have been promptly filed with the Rights Agent, and without any further action and without any further notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within ten (10) days after such action ordering the redemption of all of the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in Section 11(a)(ii) hereof, until such time as the Corporation's right of redemption hereunder has expired.
(b) Notwithstanding the provisions of Section 23(a) above, in the event that shareholder action at an annual or a special meeting of shareholders is taken to elect a Director or Directors of the Corporation with the result that Continuing Directors do not constitute a majority of the Board, then until the 180th day following the effectiveness of such election, the Rights shall not be redeemed.

SECTION 24.	NOTICE OF PROPOSED ACTIONS.
In case the Corporation shall, at any time after the Distribution Date, propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, or (c) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with or share exchange with any other Person other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of (A) the assets (determined on the basis of the net asset value thereof as reflected on the books of the Corporation and in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Corporation (on an individual basis) or of the Corporation and its Subsidiaries (on a consolidated basis) to any other Person (other than the Corporation or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(p) hereof) or (e) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to the Rights Agent and each holder of a Right, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining the holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier, provided, however, that no such notice shall be required pursuant to this Section 24 if any Subsidiary of the Corporation effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary or the Corporation. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.
In case any Common Share Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Corporation shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate in accordance with Section 25 hereof, a notice of the occurrence of such Common Share Event, which shall specify such event and the consequences of the event to the holders of the Rights under Section 11(a)(ii) hereof.
Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Corporation with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Corporation, including the Rights, for purposes of this Agreement and no other notice need be given.

SECTION 25.	NOTICES.
Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to the Corporation shall be sufficiently given or made if sent by overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
URSTADT BIDDLE PROPERTIES INC.
321 Railroad Avenue
Greenwich, Connecticut 06830
Attention: President

Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:
COMPUTERSHARE INC.
250 Royall Street
Canton, MA 02021
Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

SECTION 26.	SUPPLEMENTS AND AMENDMENTS.
(a) Prior to the Distribution Date and subject to the last sentence of this Section 26(a), the Directors then in office may, upon the affirmative vote or written consent of not less than a majority of such Directors, supplement or amend any provision of this Agreement from time to time without the approval of any holders of Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 26(a), the Directors then in office may, upon the affirmative vote or written consent of not less than a majority of such Directors, supplement or amend this Agreement from time to time without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which such Directors may deem necessary or desirable, including without limitation, providing for uncertificated rights, and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a Disqualified Transferee); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, any time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the associated Common Shares. Notwithstanding anything contained in this Agreement to the contrary, (a) no supplement or amendment shall be made which decreases the Redemption Price, changes the manner of calculating the Applicable Purchase Price, decreases the Applicable Purchase Price other than pursuant to Section 11 hereof, decreases the number of one one-hundredths of an Applicable Preferred Share for which a Right is exercisable or affects any right vested in the Rights Agent; and (b) the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement and any such supplement or amendment shall be evidenced by a writing signed by the Corporation and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, except as expressly set forth above.
(b) Notwithstanding the provision of Section 26(a) above, in the event that shareholder action at an annual or a special meeting of shareholders is taken to elect a Director or Directors of the Corporation with the result that Continuing Directors do not constitute a majority of the Board, then until the 180th day following the effectiveness of such election, this Agreement shall not be supplemented or amended in any manner.

SECTION 27.	SUCCESSORS.
All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 28.	DETERMINATION AND ACTIONS BY THE DIRECTORS; ETC.
The Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and exercise all of the rights and powers specifically granted to the Directors, or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Directors in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any Director to any liability to the holders of the Rights. The Rights Agent is entitled always to assume that the Directors of the Corporation acted in good faith and shall be fully protected and incur no liability in reliance thereon.

SECTION 29.	BENEFITS OF THIS AGREEMENT.
Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Shares) any legal or equitable right, remedy or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Shares).

SECTION 30.	GOVERNING LAW.
This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 31.	COUNTERPARTS.
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

SECTION 32.	DESCRIPTIVE HEADINGS.
Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 33.	SEVERABILITY.
The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof; provided, however, that if any such excluded term or provision shall adversely affect the duties, immunities, obligations or rights of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.

SECTION 34.           FORCE MAJEURE.
Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

URSTADT BIDDLE PROPERTIES INC.

By:  /s/ Willing L. Biddle
Name:  Willing L. Biddle
Title: CEO

COMPUTERSHARE INC., as Rights Agent

By:  /s/ Dennis V. Moccia
Name:  Dennis V. Moccia
Title:  Manager, Contract Administration

EXHIBIT A

ARTICLES SUPPLEMENTARY
OF
 URSTADT BIDDLE PROPERTIES INC.
Urstadt Biddle Properties Inc., a Maryland corporation (the "Corporation"), certifies as follows:
FIRST: Under the authority contained in Article 7 of the charter of the Corporation, the Board of Directors of the Corporation on June 4, 2018, classified 150,000 shares of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Shares") as the "Series I Participating Preferred Shares".
SECOND: A description of the Series I Participating Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation (the "Directors") is as follows:
Section 1. Designation and Amount. The shares of such series shall be designated as "Series I Participating Preferred Shares" (the "Series I Shares") and the number of shares constituting such series shall be 150,000.
Section 2. Dividends and Distributions.
(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the Series I Shares with respect to dividends, the holders of the Series I Shares shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable in cash to the holders of record on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series I Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) subject to the provision for adjustment set forth in Section 7 hereof, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the common stock, par value $.01 per share, of the Corporation (the "Common Shares") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series I Shares.
(B) The Corporation shall declare a dividend or distribution on the Series I Shares as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of or a subdivision with respect to the Common Shares); provided, however, that in the event that no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share on the Series I Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series I Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series I Shares, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of the holders of shares of the Series I Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Series I Shares in an amount less than the total amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Directors may fix a record date for the determination of the holders of shares of the Series I Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. The holders of shares of the Series I Shares shall have the following voting rights:
(A) Subject to the provision for adjustment set forth in Section 7 hereof, each share of the Series I Shares shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.
(B) Except as otherwise provided herein, in the charter of the Corporation (the "Charter") or bylaws, the holders of shares of the Series I Shares and the holders of shares of the Common Shares shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
(C) (i) If at the time of any annual meeting of the stockholders for the election of the Directors a default in preferred dividends (as hereinafter defined) shall exist with respect to the Series I Shares, the holders of shares of the Series I Shares voting separately as a class, together with holders of shares of all other series of the preferred stock of the Corporation as to which there is a default in preferred dividend, without regard to series (with each share of the Preferred Shares being entitled to that number of votes to which it is entitled on matters submitted to the stockholders generally, or, if it is not entitled to vote with respect to such matters, to one vote), shall have the right to elect two (2) members of the Directors of the Corporation. The holders of the Common Shares shall not be entitled to vote in the election of the two (2) Directors to be elected by the holders of shares of the Preferred Shares. Any Director elected by the holders of shares of the Preferred Shares, voting as a class as aforesaid, shall continue to serve as such Director for the full term for which he/she shall have been elected, notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any Director elected by the holders of the Preferred Shares, voting as a class as aforesaid, a vacancy in the office of such Director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the Charter, provided, that if the Charter provides that such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of the Preferred Shares, voting as a class as aforesaid, unless in any such case, no default in preferred dividends shall exist at the time of such election.
(ii) For the purposes of paragraph (C)(i) of this Section 3, a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of the Preferred Shares shall be equivalent to six (6) full quarterly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of the Preferred Shares then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the Charter or the bylaws, in the manner therein provided, which shall increase the number of Directors so as to provide as additional places on the board of Directors either or both the director positions to be filled by the two (2) Directors to be elected by the holders of the Preferred Shares or to prevent any other change in the number of Directors of the Corporation.
(D) Except as set forth herein, the holders of the Series I Shares shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with the holders of the Common Shares as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series I Shares as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series I Shares outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distribution(s) on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Shares;
(ii) declare or pay dividends on or make any other distributions of any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Shares, except dividends paid ratably on the Series I Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Shares, provided, that the Corporation may at any time redeem, purchase or otherwise acquire such parity shares in exchange for any shares of capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Shares; or
(iv) purchase or otherwise acquire for consideration any shares of the Series I Shares, or any shares of capital stock ranking on a parity with the Series I Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Directors) to all of the holders of such shares upon such terms as the Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation, unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Shares unless, prior thereto, the holders of shares of the Series I Shares shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series I Liquidation Preference"). Following the payment of the full amount of the Series I Liquidation Preference, no additional distributions shall be made to the holders of shares of the Series I Shares unless, prior thereto, the holders of Common Shares  (which term shall include, for the purposes only of this Section 5, the Corporation's Class A Common Stock and any series of the Corporation's Preferred Shares ranking on a parity with the Common Shares upon liquidation, dissolution or winding up) shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series I Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 7 hereof to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares; such number in clause (ii), the "Adjustment Number"). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of the Common Shares. Following the payment of the full amount of the Series I Liquidation Preference and the Common Adjustment in respect of all outstanding shares of the Series I Shares and the Common Shares, respectively, the holders of the Series I Shares and the holders of shares of the Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series I Shares and Common Shares, on a per share basis, respectively.
(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series I Liquidation Preference and the liquidation preferences of all other series of the Preferred Shares, if any, which rank on a parity with the Series I Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.
Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series I Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 7 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.
Section 7. Certain Adjustments. In the event that the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in the Common Shares) into a greater or lesser number of shares of the Common Shares, then, in each such case, the amounts set forth in Sections 2(A), 3(A), 5(A) and 6 hereof with respect to the multiple of (i) cash and non-cash dividends, (ii) votes, (iii) the Series I Liquidation Preference and (iv) an aggregate amount of stock, securities, cash and/or other property referred to in Section 6 hereof, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
Section 8. Ranking. The Series I Shares shall rank pari passu with (or if determined by the Directors in any vote establishing any other series of the Preferred Shares, either senior or preferred to or junior and subordinate to, as the case may be) each other series of the Preferred Shares of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.
Section 9. Redemption. The Series I Shares may be redeemed by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Charter.
Section 10. Amendment. The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of the Series I Shares, if any, voting together as a single class.
Section 11. Fractional Share. The Series I Shares may be issued by fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of the holders of the Series I Shares.
IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this_____ day of _____, by its President who acknowledges that these Articles Supplementary are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.
ATTEST:                                                                              URSTADT BIDDLE PROPERTIES INC.
                                                                                                               By:                                               (SEAL)
Miyun Sung                                                                                      Willing L. Biddle
Secretary                                                                                             President

EXHIBIT B

ARTICLES SUPPLEMENTARY
OF
 URSTADT BIDDLE PROPERTIES INC.
Urstadt Biddle Properties Inc., a Maryland corporation (the "Corporation"), certifies as follows:
FIRST: Under the authority contained in Article 7 of the charter of the Corporation, the Board of Directors of the Corporation on June 4, 2018, classified 450,000 shares of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Shares") as the "Series J Participating Preferred Shares."
SECOND: A description of the Series J Participating Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:
Section 1. Designation and Amount. The shares of such series shall be designated as "Series J Participating Preferred Shares" (the "Series J Shares") and the number of shares constituting such series shall be 450,000.
Section 2. Dividends and Distributions.
(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the Series J Shares with respect to dividends, the holders of Series J Shares shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series J Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) subject to the provision for adjustment set forth in Section 7 hereof, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class A Common Shares or a subdivision of the outstanding Class A Common Shares (by reclassification or otherwise), declared on the Class A Common Stock, par value $.01 per share, of the Corporation (the "Class A Common Shares") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series J Shares.
(B) The Corporation shall declare a dividend or distribution on the Series J Shares as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Class A Common Shares (other than a dividend payable in shares of or subdivision with respect to Class A Common Shares); provided however, that, in the event no dividend or distribution shall have been declared on the Class A Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share on the Series J Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series J Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series J Shares, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series J Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series J Shares in an amount less than the total amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Directors may fix a record date for the determination of holders of shares of Series J Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. The holders of shares of Series J Shares shall have the following voting rights:
(A) Subject to the provision for adjustment set forth in Section 7 hereof, each share of Series J Shares shall entitle the holder thereof to 5 votes on all matters submitted to a vote of the stockholders of the Corporation.
(B) Except as otherwise provided herein, in the charter of the Corporation (the "Charter") or bylaws, the holders of shares of Series J Shares and the holders of shares of Class A Common Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C) (i) If at the time of any annual meeting of stockholders for the election of Directors a default in preferred dividends (as hereinafter defined) shall exist with respect to the Series J Shares, the holders of shares of Series J Shares voting separately as a class, together with holders of shares of all other series of the preferred stock of the Corporation as to which there is a default in preferred dividend, without regard to series (with each share of Preferred Shares being entitled to that number of votes to which it is entitled on matters submitted to stockholders generally, or, if it is not entitled to vote with respect to such matters, to one vote), shall have the right to elect two members of the Directors of the Corporation. The holders of Common Stock and the holders of Class A Common Shares shall not be entitled to vote in the election of the two Directors so to be elected by the holders of shares of Preferred Shares. Any Director elected by the holders of shares of Preferred Shares, voting as a class as aforesaid, shall continue to serve as such Director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any Director elected by the holders of the Preferred Shares, voting as a class as aforesaid, a vacancy in the office of such Director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the Charter, provided that, if the Charter provides that such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Shares, voting as a class as aforesaid, unless in any such case, no default in preferred dividends shall exist at the time of such election.
(ii) For the purposes of paragraph (C)(i) of this Section 3, a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Shares shall be equivalent to six full quarterly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Shares then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the Charter or the bylaws, in the manner therein provided, which shall increase the number of Directors so as to provide as additional places on the Board of Directors either or both the director positions to be filled by the two Directors so to be elected by the holders of the Preferred Shares or to prevent any other change in the number of directors of the Corporation.
(D) Except as set forth herein, holders of Series J Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Shares as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series J Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series J Shares outstanding shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Shares;
(ii) declare or pay dividends on or make any other distributions of any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Shares, except dividends paid ratably on the Series J Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire such parity shares in exchange for any shares of capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series J Shares; or
(iv) purchase or otherwise acquire for consideration any shares of Series J Shares, or any shares of capital stock ranking on a parity with the Series J Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Directors) to all holders of such shares upon such terms as the Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Shares unless, prior thereto, the holders of shares of Series J Shares shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series J Liquidation Preference"). Following the payment of the full amount of the Series J Liquidation Preference, no additional distributions shall be made to the holders of shares of Series J Shares unless, prior thereto, the holders of Class A Common Shares (which term shall include, for the purposes only of this Section 5, the Corporation's Common Stock and any series of the Corporation's Preferred Shares ranking on a parity with the Class A Common Shares upon liquidation, dissolution or winding up) shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series J Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 7 hereof to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares; such number in clause (ii), the "Adjustment Number"). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares. Following the payment of the full amount of the Series J Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series J Shares and Class A Common Shares, respectively, holders of Series J Shares and holders of shares of Class A Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series J Shares and Class A Common Shares, on a per share basis, respectively.
(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series J Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series J Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.
Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series J Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 7 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Class A Common Share is changed or exchanged.
Section 7. Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Class A Common Shares payable in Class A Common Shares, or effect a subdivision or combination or consolidation of the outstanding Class A Common Shares (by reclassification or otherwise than by payment of a dividend in Class A Common Shares) into a greater or lesser number of shares of Class A Common Shares, then, in each such case, the amounts set forth in Sections 2(A), 3(A), 5(A) and 6 hereof with respect to the multiple of (i) cash and non-cash dividends, (ii) votes, (iii) the Series J Liquidation Preference and (iv) an aggregate amount of stock, securities, cash and/or other property referred to in Section 6 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class A Common Shares outstanding immediately after such event and the denominator of which is the number of Class A Common Shares that were outstanding immediately prior to such event.
Section 8. Ranking. The Series J Shares shall rank pari passu with (or if determined by the Directors in any vote establishing any other series of Preferred Shares, either senior or preferred to or junior and subordinate to as the case may be) each other series of Preferred Shares of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.
Section 9. Redemption. Series J Shares may be redeemed by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Charter.
Section 10. Amendment. The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series J Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series J Shares, if any, voting together as a single class.
Section 11. Fractional Share. Series J Shares may be issued by fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series J Shares.
IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this_____ day of _____, by its President who acknowledges that these Articles Supplementary are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.
ATTEST:                                                                              URSTADT BIDDLE PROPERTIES INC.
                                                                                                              By:                                               (SEAL)
Miyun Sung                                                                                      Willing L. Biddle
Secretary                                                                                             President

EXHIBIT C

FORM OF COMMON STOCK RIGHT CERTIFICATE
Certificate No. R- ____________ Rights

NOT EXERCISABLE AFTER NOVEMBER 11, 2028 OR EARLIER UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT OR IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.01 PER RIGHT (PAYABLE IN CASH OR OTHER CONSIDERATION) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*
This certifies that ____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 13, 2018 (the "Rights Agreement"), by and between Urstadt Biddle Properties Inc., a Maryland corporation (the "Corporation"), and COMPUTERSHARE INC., a Delaware corporation (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on November 11, 2028 (the "Expiration Date"), except as hereinafter provided, at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid, nonassessable share of the Series I Participating Preferred Shares, par value $.01 per share ("Preferred Shares"), of the Corporation, at a purchase price of $85.00 per each one one-hundredth share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-hundredths of a share which may be purchased upon the exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 12, 2018, based on the shares of Preferred Shares of the Corporation as constituted at such date.
As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
In the circumstances described in Section 11(a)(ii) of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the Original Common Shares and/or other securities of the Corporation. In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities of an entity other than the Corporation.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office or offices of the Rights Agent designated for such purpose and at the Corporation's principal offices and may be obtained by the holder of any Rights upon written request to the Corporation's Secretary.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election to Purchase and the certificate set forth on the reverse side hereof duly executed, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing the Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Corporation at any time at a redemption price of $.01 per Right, payable in cash or other consideration as set forth in the Rights Agreement (which amount is subject to adjustment as provided in the Rights Agreement.)
No fractional Preferred Shares (or other securities) will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are an integral multiple of one one-hundredth of a share of Preferred Shares), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Corporation.
Dated as of ________________.
URSTADT BIDDLE PROPERTIES INC.

By: ______________________________
Name:
Title:
ATTEST:

[Seal]

________________________________
Name:
Title:

Countersigned:

COMPUTERSHARE INC., as Rights Agent

By: ____________________________
Name:
Authorized Signatory

Date of Countersignature:

* The portion of the legend in brackets shall be inserted only if applicable.

[Form of Reverse Side of Common Stock Right Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ______________________________________________________________________________
 (Please print name and address of transferee)
 ______________________________________________________________________________
whose social security or tax identification number is: ______________________, the Rights evidenced by this Right Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution. Dated: _________________________, ____________.
____________________________
Signature
(Signatures to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.)
Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being held, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof and is not otherwise a Disqualified Transferee (as such terms are defined in the Rights Agreement).
______________________________
Signature

FORM OF ELECTION TO PURCHASE
(To be executed if the holder desires to exercise the Common Stock Right Certificate.)
To Urstadt Biddle Properties Inc.:
The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
Please insert social security
 or other identifying number: _____________________
______________________________________________________________________________
(Please print name and address)
______________________________________________________________________________

If such number of Rights shall not be all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number: __________________
______________________________________________________________________________
(Please print name and address)
______________________________________________________________________________

Dated: _____________________, __________

____________________________
Signature

(Signatures to the foregoing Election to Purchase and the following certificate must conform in all respects to the name of the holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guarantee by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof and is not otherwise a Disqualified Transferee (as such terms are defined in the Rights Agreement).
Dated:
______________________________
Signature

In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchaser will not be honored.

EXHIBIT D

FORM OF CLASS A COMMON STOCK RIGHT CERTIFICATE
Certificate No. R- ____________ Rights

NOT EXERCISABLE AFTER NOVEMBER 11, 2028 OR EARLIER UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT OR IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.01 PER RIGHT (PAYABLE IN CASH OR OTHER CONSIDERATION) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*
This certifies that ____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 13, 2018 (the "Rights Agreement"), by and between Urstadt Biddle Properties Inc., a Maryland corporation (the "Corporation"), and Computershare Inc., a Delaware corporation (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on November 11, 2028 (the "Expiration Date"), except as hereinafter provided, at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid, nonassessable share of the Series J Participating Preferred Shares, par value $.01 per share ("Preferred Shares"), of the Corporation, at a purchase price of $85.00 per each one one-hundredth share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-hundredths of a share which may be purchased upon the exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 12, 2018, based on the shares of Preferred Shares of the Corporation as constituted at such date.
As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
In the circumstances described in Section 11(a)(ii) of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the Class A Common Shares and/or other securities of the Corporation. In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities of an entity other than the Corporation.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office or offices of the Rights Agent designated for such purpose and at the Corporation's principal offices and may be obtained by the holder of any Rights upon written request to the Corporation's Secretary.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election to Purchase and the certificate set forth on the reverse side hereof duly executed, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing the Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Corporation at any time at a redemption price of $.01 per Right, payable in cash or other consideration as set forth in the Rights Agreement (which amount is subject to adjustment as provided in the Rights Agreement.)
No fractional Preferred Shares (or other securities) will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are an integral multiple of one one-hundredth of a share of Preferred Shares), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

* The portion of the legend in brackets shall be inserted only if applicable.

 WITNESS the facsimile signature of the proper officers of the Corporation.
Dated as of ________________.
URSTADT BIDDLE PROPERTIES INC.

By: ___________________________
Name:
Title:
ATTEST:

[Seal]

________________________________
Name:
Title:

Countersigned:

COMPUTERSHARE INC., as Rights Agent

By: ____________________________
Name:
Authorized Signatory

Date of Countersignature:

[Form of Reverse Side of Class A Common Stock Right Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ______________________________________________________________________________
 (Please print name and address of transferee)
 ______________________________________________________________________________
whose social security or tax identification number is: ______________________, the Rights evidenced by this Right Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution. Dated: _________________________, ____________.

  Signature
(Signatures to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.)
Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being held, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof and is not otherwise a Disqualified Transferee (as such terms are defined in the Rights Agreement).
______________________________
Signature

FORM OF ELECTION TO PURCHASE
(To be executed if the holder desires to exercise the Class A Common Stock Right Certificate.)
To Urstadt Biddle Properties Inc.:
The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
Please insert social security or other identifying number: _____________________
______________________________________________________________________________
(Please print name and address)
______________________________________________________________________________

If such number of Rights shall not be all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number: __________________
______________________________________________________________________________
(Please print name and address)
______________________________________________________________________________

Dated: _____________________, __________

  Signature

(Signatures to the foregoing Election to Purchase and the following certificate must conform in all respects to the name of the holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guarantee by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof and is not otherwise a Disqualified Transferee (as such terms are defined in the Rights Agreement).
Dated:
______________________________
Signature

In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchaser will not be honored.

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